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                                EXHIBIT (8)(O)

                            PARTICIPATION AGREEMENT

                                   (NATIONS)
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                         FUND PARTICIPATION AGREEMENT

     THIS AGREEMENT is made this 1st day of May, 2001, between NATIONS SEPARATE ACCOUNT TRUST, an open-end management investment company organized as a Delaware business trust (the "Trust"), TRANSAMERICA LIFE INSURANCE COMPANY, a life insurance company organized under the laws of the State of Iowa (the "Company"), on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A, as may be amended from time to time (the "Accounts"), STEPHENS INC. ("Underwriter"), an Arkansas corporation, and AFSG SECURITIES CORPORATION, an affiliate of the Company and the distributor of the Contracts (as defined below) ("Distributor").

                             W I T N E S S E T H:
                             --------------------

     WHEREAS, the Trust is registered with the Securities and Exchange Commission (the "SEC") as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and has registered the offer and sale of its shares under the Securities Act of 1933, as amended (the "1933 Act"); and

     WHEREAS, the Trust desires to act as an investment vehicle for separate accounts established for variable annuity contracts, and may, in the future, desire to act as an investment vehicle for separate accounts established for variable life insurance policies, in each case, to be offered by insurance companies that have entered into participation agreements with the Trust (the "Participating Insurance Companies"); and

     WHEREAS, the beneficial interest in the Trust is divided into several series of shares, each series representing an interest in a particular managed portfolio of securities and other assets (the "Funds"), any one or more of which may be made available under this Agreement, as set forth on Schedule A hereto and as may be amended from time to time by mutual agreement of the parties hereto; and

     WHEREAS, the Company has registered or will register certain variable annuity contract and/or variable life insurance policies under the 1933 Act (the "Contracts"); and

     WHEREAS, the Company has registered or will register each Account as a unit investment trust under the 1940 Act; and

     WHEREAS, the Company desires to utilize shares of one or more Funds as an investment vehicle of the Accounts; and

     WHEREAS, the Company desires to cooperate fully with the Trust so that the Trust may comply with all necessary reporting and disclosure obligations, the Company will coordinate with the Trust on such matters and will provide to the Trust all necessary information, including disclosure documents, in a timely manner; and
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     WHEREAS, Underwriter is a broker-dealer registered as such under the
Securities Exchange Act of 1934, as amended (the "1934 Act"), and a member of the National Association of Securities Dealers, Inc. (the "NASD"); and

     WHEREAS, the Distributor serves as the distributor for the Contracts funded in the Accounts pursuant to an agreement with the Company on behalf of itself and the Accounts, is a broker-dealer registered as such under the 1934 Act, and a member of the NASD; and

     WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Funds on behalf of each Account to fund certain of the aforesaid variable life insurance policies and variable annuity contracts and the Underwriter is authorized to sell such shares to unit investment trusts such as each Account at net asset value;

     NOW THEREFORE, in consideration of their mutual promises, the parties agree as follows:

                                   ARTICLE I
                              Sale of Trust Shares
                              --------------------

     1.1 The Trust shall make shares of its Funds available to the Accounts at the net asset value next computed after receipt of such purchase order by the Trust (or its agent), as established in accordance with the provisions of the then current prospectus and statement of additional information (collectively, the "Prospectus") of the Trust. Shares of a particular Fund of the Trust shall be ordered in such quantities and at such times as determined by the Company to be necessary to meet the requirements of the Contracts. The Officers or Trustees of the Trust (the "Trustees") may refuse to sell shares of any Fund to any person, or suspend or terminate the offering of shares of any Fund if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Officers or Trustees acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Fund.

     1.2 The Trust will redeem any full or fractional shares of any Fund when requested by the Company on behalf of an Account at the net asset value next computed after receipt by the Trust (or its agent) of the request for redemption, as established in accordance with the provisions of the then current Prospectus of the Trust. The Trust shall make payment for such shares in the manner established from time to time by the Trust, but in no event shall payment be delayed for a greater period than is permitted by the 1940 Act.

     1.3 For the purposes of Sections 1.1 and 1.2, the Trust hereby appoints the Company as its agent for the limited purpose of receiving and accepting purchase and redemption orders resulting from investment in and payments under the Contracts. Receipt by the Company shall constitute receipt by the Trust provided that (i) such orders are received by the Company in good order prior to the time the net asset value of each

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Fund is priced in accordance with its Prospectus and (ii) the Trust receives written notice of such orders by 9:30 a.m. New York time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Trust calculates its net asset value pursuant to the rules of the SEC.

     1.4  Purchase orders that are transmitted to the Trust in accordance with
Section 1.3 shall be paid by the Company by close of business on the same Business Day that the Trust receives notice of the order. Payments shall be made in federal funds transmitted by wire. Upon receipt by the Trust of the federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Trust.

     1.5 Issuance and transfer of the Trust's shares will be by book entry only. Stock certificates will not be issued to the Company or the Account. Shares ordered from the Trust will be recorded in the appropriate title for each Account or the appropriate subaccount of each Account.

     1.6 The Trust shall furnish same day notice to the Company of any income dividends or capital gain distributions payable on the Trust's shares. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on a Fund's shares in additional shares of that Fund. The Trust shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

     1.7 The Trust shall make the net asset value per share for each Fund available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 6:30 p.m. New York time.

     1.8 The Trust agrees that its shares will be sold only to Participating Insurance Companies and their separate accounts and to certain qualified pension and retirement plans to the extent permitted by any exemptive order that may be obtained by the Trust from the SEC (any such order is referred to herein as the Exemptive Order). No shares of any Fund will be sold directly to the general public. The Company agrees that Trust shares will be used only for the purposes of funding the Contracts and Accounts listed in Schedule A, as amended from time to time.

     1.9 The Trust agrees that, to the extent required by the SEC pursuant to the Exemptive Order or otherwise, all Participating Insurance Companies shall have the obligations and responsibilities regarding pass-through voting and conflicts of interest corresponding to those contained in Section 2.9 and
Article IV of this Agreement.

                                  ARTICLE II
                          Obligations of the Parties
                          --------------------------

     2.1. The Trust shall prepare and be responsible for filing with the SEC and any state regulators requiring such filing, all shareholder reports, notices, proxy materials (or

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similar materials such as voting instruction solicitation materials), and
Prospectuses of the Trust. The Trust shall bear the costs of registration and qualification of its shares, preparation and filing of the documents listed in this Section 2.1 and all taxes to which an issuer is subject on the issuance and transfer of its shares.

     2.2. As mutually agreed, the Trust shall either (a) provide the Company with as many copies of the Trust's current Prospectus, annual report, semi-annual report and other shareholder communications, including any amendments or supplements to any of the foregoing, as the Company shall reasonably request; or
(b) provide the Company in electronic format (PDF) such documents in a form suitable for printing. The Trust shall provide the Company with copies of any Trust-sponsored proxy materials in such quantity as the Company shall reasonably require for distribution to Contract owners.

     2.3. The Trust and Company shall pay no fee or other compensation to each other under this agreement. All expenses incident to the performance of the Company's obligations under this agreement shall be borne by the Company, except as expressly provided otherwise. All expenses incident to the performance of the Trust's obligation under this agreement shall be borne by the Trust, except as expressly provided otherwise. The Company shall bear all costs associated with printing and distributing such documents to persons who are not Contract owners, including the costs of printing Prospectuses that are used for marketing purposes. The Trust shall bear the costs of printing and distributing the Trust's Prospectus, shareholder reports and other shareholder communications to Contract owners for which the Trust is serving or is to serve as an investment vehicle. If the parties agree to have such documents printed by the Company in accordance with Section 2.2(b), the Trust shall reimburse the Company for all actual reasonable expenses incurred in connection therewith. The Trust shall bear the costs of distributing Trust sponsored proxy materials (or similar materials such as voting solicitation instructions) to Contract owners. The Company assumes sole responsibility for ensuring that all proxy materials are delivered to Contract owners in accordance with applicable federal and state securities laws.

     2.4. The Company shall furnish, or cause to be furnished, to the Trust or its designee, a draft of each Contract Prospectus in which the Trust is named at least five Business Days prior to the filing of such document with the SEC and a final copy of each Contract Prospectus in which the Trust is named contemporaneously with the filing of such document. The Company shall furnish, or shall cause to be furnished, to the Trust or its designee, each piece of sales literature or other promotional material in which the Trust is named, at least ten Business Days prior to its use. No such material shall be used if the Trust or its designee reasonably objects to such use within ten Business Days after receipt of such material.

     2.5. The Company and the Distributor shall not give any information or make any representations or statements on behalf of the Trust or concerning the Trust other than information or representations or statements contained in and accurately derived from the registration statement or Prospectus for the Trust shares (as such registration statement and Prospectus may be amended or supplemented from time to time), reports of the Trust, Trust-sponsored proxy statements, or in sales literature or other promotional

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material approved by the Trust or its designee, except as required by legal process or regulatory authorities or with the written permission of the Trust or its designee.

     2.6. The Trust or the Underwriter shall furnish, or cause to be furnished, to the Company, each piece of sales literature or other promotional material in which the Company is named, at least ten Business Days prior to its use. No such material shall be used if the Company reasonably objects to such use within ten Business Days after receipt of such material.

     2.7. The Trust and the Underwriter shall not give any information or make any representations or statements on behalf of the Company or the Distributor or concerning the Company or the Distributor, the Accounts or the Contracts other than information, statements or representations contained in and accurately derived from the registration statement or Prospectus for the Contracts (as such registration statement and Prospectus may be amended or supplemented from time to time), or in materials approved by the Company for distribution including sales literature or other promotional materials, except as required by legal process or regulatory authorities or with the written permission of the Company.

     2.8. For purposes of this Article II, the phrase "sales literature or other promotional material" includes, but is not limited to, any of the following that refer to the Trust or any affiliate of the Trust: advertisements (such as material published, or designed for use in a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts or any other advertisement, sales literature, or published article), education or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, Statements of Additional Information, shareholder reports, and proxy materials.

     2.9. So long as, and to the extent that the SEC requires pass-through voting privileges for variable Contract owners, pursuant to the Exemption Order or otherwise, the Company will provide pass-through voting privileges to owners of policies whose cash values are invested, through the Accounts, in shares of the Trust. The Trust shall require all Participating Insurance Companies to handle voting privileges in the same manner and the Company shall be responsible for assuring that the Accounts handle voting privileges in the manner established by the Trust. With respect to each Account, the Company will vote shares of the Trust held by the Account and for which no timely voting instructions from policyowners are received as well as shares it owns that are held by that Account, in the same proportion as those shares for which voting instructions are received. The Company and its agents will in no way recommend or oppose or interfere with the solicitation of proxies for Trust shares held by Contract owners without the prior written consent of the Trust, which consent may be withheld in the Trust's sole discretion.

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     2.10.  The Company shall promptly notify the Trust of any applicable state insurance laws that restrict the Funds' investments or otherwise affect the operation of the Trust and shall promptly notify the Trust of any changes in such laws.

     2.11. The Trust will comply with all provisions of the 1940 Act requiring voting by shareholders, as well as such related provisions of the Trust's Amended and Restated Declaration of Trust.

                                  ARTICLE III
                         Representations and Warranties
                         ------------------------------

     3.1. The Company represents and warrants that it is an insurance company duly organized and in good standing under the laws of the State of Iowa and that it has legally and validly established each Account as a segregated asset account under such law on the date set forth in Schedule A. The Company shall amend its registration statement under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its Contracts. The Company shall register and qualify the Contracts for sale in accordance with securities laws of the various states only if and to the extent deemed necessary by the Company.

     3.2. The Company represents and warrants that each Account has been legally and validly established as a segregated asset account under applicable state law and has been registered or, prior to any issuance or sale of the Contracts, will be registered as a unit investment trust in accordance with the provisions of the 1940 Act.

     3.3. The Company represents and warrants that the Contracts or interests in the Accounts will be issued and sold in compliance in all material respects with all applicable federal and state securities and insurance suitability requirements and are or, prior to issuance, will be registered as securities under the 1933 Act.

     3.4. The Trust represents and warrants that it is duly organized and validly existing under the laws of the State of Delaware.

     3.5. The Trust represents and warrants that the Trust shares offered and sold pursuant to this Agreement will be registered under the 1933 Act and the Trust shall be registered under the 1940 Act prior to any issuance or sale of such shares. The Trust shall amend its registration statement under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Trust shall register and qualify its shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Trust.

     3.6. The Trust represents that each fund intends to qualify as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code") and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

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     3.7.  The Company represents that the Contracts are currently treated as endowment or annuity insurance contracts, under applicable provisions of the Code and that it will make every effort to maintain such treatment and that it will notify the Trust and the Underwriter immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

     3.8. The Trust represents and warrants that the investments of each Fund currently satisfies and will continue to satisfy the diversification requirements set forth in either Section 1.817-5(b)(1) or 1.817-5(b)(2) of the Treasury Regulations for each quarter of the Fund's taxable year in accordance with Section 1.817-5(c)(1) of the Treasury Regulations, taking into account
Section 1.817-5(d) of the Treasury Regulations and subject to the "start-up period" and "liquidation period" exceptions to diversification set forth in Sections 1.817-5(c)(2) and 1.817-5(c)(3) of the Treasury Regulations

     3.9. The Company represents and warrants that (a) each of the Contracts is and will continue to be a "variable contract," within the meaning of Section 817(d) of the Internal Revenue Code of 1986, as amended, (b) each Account is and will continue to be a "segregated asset account" for U.S. federal income tax purposes, and (c) shares of the Funds shall only be acquired by the Company on behalf of the Accounts solely for the benefit of the Contracts.

     3.10. The Distributor represents and warrants that it is duly registered as a broker-dealer under the 1934 Act and a member of the NASD.

     3.11. The Trust represents that to the extent that it decides to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act, the Trust undertakes to have its Board of Trustees approve any plan under Rule 12b-1 to finance distribution expenses.

     3.12. The Trust makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or regulations of the various states except that the Trust represents that the Trust's investment policies, fees and expenses are and shall at all times remain in compliance with the laws of the state of Iowa and the Trust and the Underwriter represent that their respective operations are and shall at all times remain in material compliance with the laws of the state of Iowa to the extent required to perform this Agreement.

     3.13. The Trust and Underwriter represent and warrant that all of their directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Trust are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Trust in an amount not less than the minimal coverage as required currently by Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

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     3.14.  The Company and Distributor represent and warrant that all of its directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Trust are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Company. The aforesaid Bond shall include coverage for larceny and embezzlement in an amount of not less than $5 million and shall be issued by a reputable bonding company. The Company agrees to notify the Trust and the Underwriter in the event that such coverage no longer applies.

                                  ARTICLE IV
                              Potential Conflicts
                              -------------------

     4.1 The Trust, if it determines to offer its shares to any other insurance company, separate account or to a qualified plan shall furnish the Company with a copy of its application for an order of the Securities and Exchange Commission under Section 6(c) of the 1940 Act for mixed and shared funding relief, and the notice of such application and order when issued by the SEC. The Company agrees to comply with the conditions on which such order is issued, including reporting any potential or existing conflicts promptly to the Board of Directors of the Trust ("Board"), and in particular whenever contract owner voting instructions are disregarded, to the extent such conditions are not materially different from the conditions of the mixed and shared funding relief that the Company has agreed to be bound by in similar participation agreements with other fund providers, and recognizes that it shall be responsible for assisting the Board in carrying out is responsibilities in connection with such order. The Company agrees to carry out such responsibilities with a view to the interests of existing contract owners.

     4.2 The parties acknowledge that the Trust's shares may be made available for investment to other Participating Insurance Companies. In such event, the Trustees will monitor the Trust for the existence of any material irreconcilable conflict between the interests of the contract owners of all Participating Insurance Companies. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Fund are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of contract owners. The Trustees shall promptly inform the Company if they determine that an irreconcilable material conflict exists and the implications thereof.

     4.3 The Company agrees to promptly report any potential or existing conflicts of which it is aware to the Trustees. The Company will assist the Trustees in carrying out their responsibilities under the Exemptive Order by providing the Trustees with all information reasonably necessary for the Trustees to consider any issues raised including,

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but not limited to, information as to a decision by the Company to disregard
Contract owner voting instructions.

     4.4 If it is determined by a majority of the Trustees, or a majority of its disinterested Trustees, that a material irreconcilable conflict exists that affects the interests of Contract owners, the Company shall, in cooperation with other Participating Insurance Companies whose contract owners are also affected, at its expense and to the extent reasonably practicable (as determined by the Trustees) take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, which steps could include: (a) withdrawing the assets allocable to some or all of the Accounts from the Trust or any Fund and reinvesting such assets in a different investment medium, including (but not limited to) another Fund of the Trust, or (b) submitting the question of whether or not such segregation as described below should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Contract owners the option of having their assets segregated; or (c) establishing a new registered management investment company or separate account.

     4.5 If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Trust's election, to withdraw the affected Account's investment in the Trust and terminate this Agreement with respect to such Account; provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees. Any such withdrawal and termination must take place within six (6) months after the Trust gives written notice that such an election has been made. Until the end of such six (6) month period, the Trust shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Trust.

     4.6 If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affect Account's investment in the Trust and terminate this Agreement with respect to such Account within six (6) months after the Trustees inform the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees. Until the end of such six (6) month period, the Trust shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Trust.

     4.7 For purposes of Sections 4.4 through 4.7 of this Agreement, a majority of the disinterested Trustees shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Company be

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required to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the Trustees determine that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account's investment in the Trust and terminate this Agreement within six (6) months after the Trustees inform the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested Trustees.

     4.8 The Company shall at least annually submit to the Trustees such reports, materials or data as the Trustees may reasonably request so that the Trustees may fully carry out their duties and responsibilities as Trustees; and said reports, materials and data shall be submitted more frequently if deemed appropriate by the Trustees.

     4.9 If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Exemptive Order) on terms and conditions materially different from those contained in the Exemptive Order, then the Trust and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable. The provisions of the
Article IV shall become effective and shall continue in effect only so long as the Trust operates pursuant to an Exemptive Order that contains conditions substantially identical to those contained in this Article IV. The Company and the Trustee agree to negotiate in good faith any modifications to the provisions of this Article IV that may be necessary or appropriate to comply with the Exemptive Order or any such Rule amendment or adoption.

                                   ARTICLE V
                                Indemnification
                                ---------------

     5.1. Indemnification By the Company. Except to the extent provided in
          ------------------------------
Sections 5.5 and 5.6, the Company agrees to indemnify and hold harmless the Trust and its Trustees, officers, employees and agents and each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Article V) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses:

          (a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in a registration statement or Prospectus for the Contracts or in the Contracts themselves or in sales literature

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     generated or approved by the Company on behalf of the Contracts or the
     Accounts (or any amendment or supplement to any of the foregoing) (collectively, "Company Documents" for the purposes of this Article V), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Company by or on behalf of the Trust for use in Company Documents or otherwise for use in connection with the sale of the Contracts or Trust shares; or

          (b) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Trust Documents as defined in Section 5.2(a)) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Trust shares; or

          (c) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Trust Documents as defined in Section 5.2(a) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Trust by or on behalf of the Company or persons under its control; or

          (d) arise out of or result from any failure by the Company to provide the services or furnish the materials required under the terms of this Agreement; or

          (e) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company.

     5.2. Indemnification By the Trust. Except to the extent provided in
          ----------------------------
Sections 5.5 and 5.6, the Trust agrees to indemnify and hold harmless the Company and each of its directors, officers, employees and agents and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Article
V) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Trust) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses:

          (a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or Prospectus for the Trust (or any amendment or supplement thereto), (collectively, "Trust Documents" for the purposes of this Article
     V), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Trust by or on behalf of the Company or persons under its control for use in Trust Documents or otherwise for use in connection with the sale of the Contracts or Trust shares; or

          (b) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Company Documents) or wrongful conduct of the Trust or persons under its control, with respect to the sale or distribution of the Contracts or Trust shares; or

          (c) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Company by or on behalf of the Trust or persons under its control; or

          (d) arise out of or result from any failure by the Trust to provide the services or furnish the materials required under the terms of this Agreement; or

          (e) arise out of or result from any material breach of any representation and/or warranty made by the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust.

     5.3. Indemnification By the Underwriter.  Except to the extent provided in
          ----------------------------------
Sections 5.5 and 5.6, the Underwriter agrees to indemnify and hold harmless the Trust and its Trustees, officers, employees and agents and each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Article V) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses:

          (a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in a registration statement or

     Prospectus for the Contracts or in the Contracts themselves or in sales literature generated or approved by the Company on behalf of the Contracts or the Accounts (or any amendment or supplement to any of the foregoing) (collectively, "Company Documents" for the purposes of this Article V), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Company by or on behalf of the Trust for use in Company Documents or otherwise for use in connection with the sale of the Contracts or Trust shares; or

          (b) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Trust Documents as defined in Section 5.2(a)) or wrongful conduct of the Underwriter or persons under its control, with respect to the sale or distribution of the Contracts or Trust shares; or

          (c) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Trust Documents as defined in Section 5.2(a) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Trust by or on behalf of the Underwriter or persons under its control; or

          (d) arise out of or result from any failure by the Underwriter to provide the services or furnish the materials required under the terms of this Agreement; or

          (e) arise out of or result from any material breach of any representation and/or warranty made by the Underwriter in this Agreement or arise out of or result from any other material breach of this Agreement by the Underwriter.

     5.4. Indemnification By the Distributor.  Except to the extent provided in
          ----------------------------------
Sections 5.5 and 5.6, the Distributor agrees to indemnify and hold harmless the Trust and its Trustees, officers, employees and agents and each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Article V) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Distributor) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses:

          (a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in a registration statement or Prospectus for the Contracts or for any fund managed by the Company or any affiliated Company that is available as an investment vehicle for the Contracts (a "Fund" for the purposes of this Article V), or in the Contracts themselves or in sales literature generated or approved by the Company on behalf of the Contracts, the Funds, or the Accounts (or any amendment or supplement to any of the foregoing) (collectively, "Company Documents" for the purposes of this Article V), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Company by or on behalf of the Trust for use in Company Documents or otherwise for use in connection with the sale of the Contracts or Trust shares; or

          (b) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Trust Documents as defined in Section 5.2(a)) or wrongful conduct of the Distributor or persons under its control, with respect to the sale or distribution of the Contracts, Fund shares or Trust shares; or

          (c) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Trust Documents as defined in Section 5.2(a) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Trust by or on behalf of the Distributor or persons under its control; or

          (d) arise out of or result from any failure by the Distributor to provide the services or furnish the materials required under the terms of this Agreement; or

          (e) arise out of or result from any material breach of any representation and/or warranty made by the Distributor in this Agreement or arise out of or result from any other material breach of this Agreement by the Distributor.

     5.5. Neither the Company, the Trust, the Underwriter nor the Distributor shall be liable under the indemnification provisions of Sections 5.1, 5.2, 5.3 or 5.4, as applicable, with respect to any Losses incurred or assessed against an Indemnified Party that arise from such Indemnified party's willful misfeasance, bad faith or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

     5.6. Neither the Company, the Trust, the Underwriter nor the Distributor shall be liable under the indemnification provisions of Sections 5.1, 5.2, 5.3 or 5.4, as applicable, with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the other party in writing within a reasonable time after the summons, or other first legal process giving information on the nature of the claim, shall have been served upon or otherwise received by such Indemnified Party (or after such Indemnified Party shall have received notice of service upon or other notification to any designated agent), but failure to notify the party against whom indemnification is sought of any such claim shall not relieve that party from any liability which it may have to the Indemnified Party in the absence of Sections 5.1, 5.2,
5.3 and 5.4.

     5.7. In case any such action is brought against any Indemnified Party, the indemnifying party shall be entitled to participate, at its own expense, in the defense of such action. The indemnifying party also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the indemnifying party to the Indemnified Party of an election to assume such defense, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the indemnifying party will not be liable to the Indemnified party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

                                  ARTICLE VI
                                  Termination
                                  -----------

     6.1. This Agreement may be terminated by any party for any reason by six months advance written notice delivered to the other parties.

     6.2. Notwithstanding any termination of this Agreement, the Trust shall, at the option of the Company, continue to make available additional shares of the Trust (or any Fund) pursuant to the terms and conditions of this Agreement for all Contracts in effect on the effective date of termination of this Agreement, provided that the Company continues to pay the costs set forth in
Section 2.3.

     6.3. The provisions of Article V shall survive the termination of this Agreement, and the provisions of Article IV and Section 2.10 shall survive the termination of this Agreement as long as shares of the Trust are held on behalf of Contract owners in accordance with Section 6.2.

                                  ARTICLE VII
                                    Notices
                                    -------

     Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

          If to the Trust:
               Nations Separate Account Trust
               NCI-002-33-31
               101 South Tryon Street
               Charlotte, NC 28255
               Attention: Richard H. Blank, Jr.
                          Corporate Secretary

          If to the Company:
               Transamerica Life Insurance Company
               4333 Edgewood Road N.E.
               Cedar Rapids, Iowa, 52499-0001
               Attention: FMD Division General Counsel

          If to the Underwriter:
               Stephens Inc.
               111 Center Street, Suite 300
               Little Rock, Arkansas 72201
               Attention: Richard H. Blank, Jr.

          If to the Distributor:
               AFSG Securities Corporation
               4333 Edgewood Road NE
               Cedar Rapids, Iowa 52499-0001
               Attention: Vice-President
                          Chief Compliance Officer


                                 ARTICLE VIII
                                 Miscellaneous
                                 -------------

     8.1. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     8.2. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

     8.3. This Agreement constitutes the entire agreement among the parties with respect to the matters covered hereby. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

     8.4. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Delaware.

     8.5. Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the

Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come in to the public domain without the express written consent of the affected party.

     8.6. The parties to this Agreement acknowledge and agree that all liabilities of the Trust arising, directly or indirectly, under this Agreement, of any and every nature whatsoever, shall be satisfied solely out of the assets of the Trust and that no Trustee, officer, agent or holder of shares of beneficial interest of the Trust shall be personally liable for any such liabilities. Obligations and liabilities with respect to a Fund may be satisfied from the assets belonging to that Fund but no other assets.

     8.7. Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with an investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

     8.8. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

     8.9. The parties to this Agreement acknowledge and agree that this Agreement shall not be exclusive in any respect.

     8.10. Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the prior written approval of the other party.

     8.11. No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties.

     IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Participation Agreement as of the date and year first above written.

                              NATIONS SEPARATE ACCOUNT TRUST


                              By: /s/ A. Max Walker
                                  ------------------------------
                                  A. Max Walker
                                  President


                              TRANSAMERICA LIFE INSURANCE
                              COMPANY


                              By: /s/ Larry N. Norman
                                  ------------------------------
                                  Larry N. Norman
                                  President


                              STEPHENS INC.


                              By: /s/ Richard H. Blank, Jr.
                                  ------------------------------
                                  Richard H. Blank, Jr.
                                  Senior Vice-President


                              AFSG SECURITIES CORPORATION


                              By: /s/ Larry N. Norman
                                  ------------------------------
                                  Larry N. Norman
                                  President

                                  SCHEDULE A
                                   Accounts

-----------------------------------------------------------------------------------------------------------------
    Name of Account and Date of
Resolution of Company's Board which
      established the Account                      Policies                               Funds
-----------------------------------------------------------------------------------------------------------------
Retirement Builder Variable Annuity      Retirement Income Builder II     .    Nations High Yield Bond
              Account                          Variable Annuity                Portfolio
          (March 29, 1996)                                                .    Nations International Value
                                                                               Portfolio
                                                                          .    Nations Marsico Growth &
                                                                               Income Portfolio
                                                                          .    Nations Marsico Focused
                                                                               Equities Portfolio
                                                                          .    Nations Marsico
                                                                               International Opportunities
                                                                               Portfolio
                                                                          .    Nations Marsico 21/st/ Century
                                                                               Portfolio
                                                                          .    Nations MidCap Growth
                                                                               Portfolio
-----------------------------------------------------------------------------------------------------------------
       Separate Account VA J             Immediate Income Builder II      .    Nations High Yield Bond
           (May 15, 2000)                                                      Portfolio
                                                                          .    Nations International Value
                                                                               Portfolio
                                                                          .    Nations Marsico Growth &
                                                                               Income Portfolio
                                                                          .    Nations Marsico Focused
                                                                               Equities Portfolio
                                                                          .    Nations Marsico
                                                                               International Opportunities
                                                                               Portfolio
                                                                          .    Nations Marsico 21/st/ Century
                                                                               Portfolio
                                                                          .    Nations MidCap Growth
                                                                               Portfolio
-----------------------------------------------------------------------------------------------------------------